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                                                                 EXHIBIT 23.03



                     Consent of Independent Accountants

We hereby consent to the use in this registration statement of Snowball.com on Form S-1 of our report dated December 9, 1999 relating to the audited financial statements of Extreme Interactive Media, Inc. which appear in such registration statement. We also consent to the reference to use under heading "Experts" in such registration statement.

Sincerely,

/s/ Hamilton & Associates, Inc.
Hamilton & Associates, Inc.